EXHIBIT 1.3

                                DIVERSINET CORP.
                           PLACEMENT AGENCY AGREEMENT

                                 March 27, 2002


Allen & Company Incorporated
711 Fifth Avenue
New York, New York 10022

Gentlemen:

          Diversinet Corp., a corporation organized under the laws of the Province of Ontario, Canada (the "Company") hereby confirms its agreement with you as follows:

          1.  The  Offering.  The  Company is offering to persons who qualify as
              -------------
"accredited investors," as that term is defined in Regulation D under the Securities Act of 1933 as amended (the "Act"), approximately 5,250,000 shares of the Company's Common Stock (the "Shares") at an initial subscription price to be determined by the Company and you. The foregoing offer and sale of the Shares is hereinafter referred to as the "Offering." The Company has the right, in its sole discretion, to reject or cut back any subscription or any offer to purchase shares.

          2.  Appointment  of  Placement  Agent.  You  are  hereby appointed the
              ---------------------------------
exclusive placement agent of the Company (the "Placement Agent") during the Offering Period (as defined herein) for the purpose of assisting the Company in identifying qualified subscribers to purchase Shares (the "Subscribers"). The "Offering Period" shall commence on the date the Offering Materials (as defined herein) are first made available to you by the Company for delivery in connection with the Offering and shall terminate on or before the close of business on the earliest to occur of the closing of the sale of Shares or the termination of this Agreement. You hereby accept such agency and agree to assist the Company in identifying qualified Subscribers on a "best efforts" basis. Your agency hereunder may not be terminated by the Company, except upon termination of the Offering, upon the Placement Agent's failure to perform its obligations hereunder in all material respects, upon the Placement Agent's material breach of any of its representations and warranties contained in
Section 7 hereof or upon gross negligence or willful misconduct on the part of the Placement Agent. It is understood that the offering and sale of the Shares is intended by all parties to be exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and the rules and regulations of the Securities and Exchange Commission thereunder, including Rule 506 of Regulation D (the "Rules and Regulations").

          3.  Offering Materials.  The Company has prepared and delivered to the
              ------------------
Placement Agent a reasonable number of copies of an informational packet of materials containing (i) the Annual Report for the fiscal year ending October 31, 2001 and (ii) other disclosure materials relating to the Company (collectively, the "Disclosure Documents"). The Disclosure Documents and the Subscription Agreements relating to the Shares (each, a "Subscription Agreement") are referred to herein as the "Offering Materials," except that if the Offering Materials shall be amended, the term "Offering Materials" shall refer to the Offering Materials as so amended from and after the time of delivery to you of such amendment. The Placement Agent shall deliver the Offering Materials to each Subscriber prior to investment.

          4.   Closing;  Delivery;  Placement  Fees.
               ------------------------------------

               (a) It is anticipated that the closing of the purchase and sale of the Shares to Investors may be effected at a closing (the "Closing"), which shall take place at the offices of Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022 at 10:00 a.m. on or before April 4, 2002 on three business days' notice or such other time, date or place as shall be agreed upon by you and the Company (the "Closing Date").

               (b) At the Closing, there shall be delivered to the Company on behalf of each applicable Subscriber executed copies of the Subscription Agreement to be entered into by the Company and each such Subscriber (the "Purchasers") as of such Closing Date, and there shall also be delivered to the Company on behalf of each applicable Purchaser the proportionate share of the purchase price of the Shares which such Purchaser is to purchase. Upon the Closing, the Company will deliver, or cause to be delivered, to the Purchasers certificates representing the Shares purchased by them.

               (c) Simultaneous with the Closing, as provided in paragraph (b) above, the Company shall pay or cause to be paid to the Placement Agent a placement fee equal to

               1. $140,000 and 100,000 warrants to purchase shares of the Company, exercisable for a period of three years at a price of $0.72 per common share. Furthermore (and in addition to the 100,000 warrants you otherwise receive pursuant to the immediately preceding sentence) you shall have the right, subject to applicable law and regulations, to purchase up to 234,000 units (the "Units") consisting of one Share and 3/4 warrant (all on the same terms as Subscribers purchasing in the Offering) such that the number of warrants associated with the Shares purchased by you would equal up to 175,500 warrants (with each of such warrants exercisable at price of $0.72 per share). The price of each Unit shall be $0.60, and you shall have until April 30, 2002 to elect to purchase the Units, after which time the right to purchase the 240,000 Units (and the associated 175,5000 warrants) shall cease. The Company shall cause the Shares purchased by you under this clause (and the Shares underlying the warrants) to be registered under the Securities Act of 1933 on the same basis as the Units purchased by Subscribers in the Offering).

               2. Should the Placement Agent fail to exercise its right on the 234,000 Units (or should there be a legal or regulatory impediment to such exercise), then the Company shall, in lieu of the immediately preceding paragraph, pay the to the Placement Agent a fee equal to $100,000 and 100,000 warrants to purchase shares of the Company, exercisable for a period of three years at a price of $0.72 per common share.

               The  Company  shall  reimburse  the  Placement  Agent  for  its out-of-pocket  expenses  as  provided  in  Section  6(c)  hereof,  against  the presentation  of  bills  therefor.  If  such  bills  are  not  available  for presentation at the time of the Closing, then the Company shall reimburse the amount of the Placement Agent's reasonable estimate of such out-of-pocket expenses; in such event, the Placement Agent shall promptly provide the Company with an accounting of actual expenses when known, and the parties shall reconcile any amounts still owing among to them. Such warrants shall be represented by the Warrant Certificate substantially in the form attached hereto as Exhibit A. All fees payable to the Placement Agent by the Company pursuant to
   ---------
this Placement Agency Agreement shall be unrelated to all transactions other than the Offering.

          5.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
confirms for the benefit of the Placement Agent the representations and warranties made by it to the Subscribers in the Subscription Agreements, to the extent applicable, and hereby further represents and warrants that this Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

          6.  Covenants  of  the Company.  The Company covenants and agrees with
              --------------------------
the  Placement  Agent  that:

               (a) During the Offering Period, the Company will notify the Placement Agent of any event of which it is aware as a result of which any of the Offering Materials would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not materially misleading; and it will provide you with any amendment or supplement to the Offering Materials during the Offering Period. The Company will conduct the Offering in compliance with Section 4(2) of the Act and the Rules and Regulations and all applicable state securities laws and regulations.

               (b) If required by law, the Company will use its best efforts to qualify the Shares for offer and sale under the Blue Sky or securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the private placement of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction where it is not already subject to such taxation.

               (c) The Company covenants and agrees with you that it will pay the reasonable and documented expenses and fees up to U.S. $15,000 (including the reasonable fees and expenses of Heller Ehrman White & McAuliffe LLP, special counsel to the Placement Agent, and blue sky fees and expenses), incurred by you in connection with (i) the preparation and delivery of the Offering Materials delivered to prospective Subscribers, (ii) the furnishing of closing documents and (iii) the qualification of the Shares for offer or sale under the securities laws of such jurisdictions as you may reasonably designate.

               (d) The Company agrees to cooperate with the Placement Agent and its special counsel with respect to their due diligence investigation.

          7.  Representations,  Warranties and Covenants of the Placement Agent.
              -----------------------------------------------------------------
The  Placement  Agent  represents,  warrants  and  covenants  as  follows:

               (a) This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes a valid and binding obligation of the Placement Agent, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

               (b) The Placement Agent will not make an offer of Shares by any form of general solicitation or general advertising in violation of Rule 502(c) of Regulation D under the Act, and the Placement Agent will conduct the Offering in accordance with all federal and state securities laws applicable to the offering of the Shares.

               (c) The Placement Agent shall not deliver to any offeree without the consent of the Company any information concerning the Offering other than the Offering Materials. The Placement Agent shall deliver, or cause to be delivered, the Offering Materials to each offeree prior to the sale of any Shares to such offeree.

               (d) The Placement Agent is a registered broker dealer in good standing in every state in which offers and sales of the Shares will be made.

               (e) The Placement Agent acknowledges that the Company has the right, in its sole discretion, to reject any Subscriber.

          8.  Conditions  of the Company's Performance.  The sale by the Company
              ----------------------------------------
of the Shares and the obligations of the Company as provided herein shall be subject to the following conditions:

               (a) The Company shall not have terminated the Offering, which shall be the decision of the Company in its sole discretion;

               (b) The representations and warranties of the Placement Agent contained in Section 7 hereof are true and correct in all material respects as of the date hereof and as of each Closing Date (as if made on and as of such Closing Date); and

               (c) The Placement Agent shall have performed its obligations hereunder in all material respects.

          9.  Conditions  of  Placement  Agent's  Performance.  The purchase and
              -----------------------------------------------
sale of the Shares and the obligations of the Placement Agent as provided herein shall be subject to the accuracy in all material respects, as of the date hereof and each Closing Date (as if made on and as of such Closing Date), of the representations and warranties of the Company herein, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

               (a) You shall have received the opinion of Lang Michener, Canadian counsel to the Company, in form and substance reasonably acceptable to your counsel.

               (b) You shall have received a certificate, dated as of each Closing Date, of an authorized executive officer of the Company to the effect that:

          (i) The representations and warranties of the Company in this Agreement and in the Subscription Agreements are true and correct in all material respects as if made on and as of such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions in all material respects on its part required by this Agreement and the Subscription Agreements to be performed or satisfied at or prior to such Closing Date; and

          (ii) Except as set forth in the Offering Materials or in the Subscription Agreements and subsequent to the date of the most recent financial statements included with the Offering Materials, there has not been any material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.

               (c) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you or your counsel may have reasonably requested, as to the accuracy and completeness at such Closing Date of any statement in the Offering Materials (other than statements provided by the Placement Agent for the Offering Materials) and as to such other matters as you or your counsel may reasonably request.

          10.   Indemnification.  (a)  The  Company  will  indemnify  and  hold
                ---------------
harmless the Placement Agent, the directors and officers of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or any such directors, officers or controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, as of their respective dates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Company's engagement of Allen & Company Incorporated as Placement Agent or any service the Placement Agent performs for the Company or on its behalf pursuant to this Agreement, except to the extent that any such loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment that has become final (in that it is no longer subject to appeal or review) to have resulted directly and primarily from such Indemnified Person's gross negligence or willful misconduct. Subject to subsection (c) below, the Company will reimburse the Placement Agent or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Placement Agent or any such directors, officers or controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Materials, as of their respective dates, in reliance upon and in conformity with written information furnished by and with respect to the Placement Agent specifically for use in the preparation thereof. The Company shall not be required to indemnify the Placement Agent or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company, which approval shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability which the Company may otherwise have, but in no event shall an indemnified party receive more than the amount of his claim.

          (b) The Placement Agent will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company, or any such directors, officers or controlling persons may be or become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, as of their respective dates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Materials in reliance upon and in conformity with written information furnished by and with respect to the Placement Agent specifically for use in the preparation thereof; and (subject to subsection (c) below) will reimburse the Company or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or actions. The Placement Agent shall not be required to indemnify the Company or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless payment is approved by the Placement Agent, which approval shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability the Placement Agent may otherwise have, but in no event shall an indemnified party receive more than the amount of his claim.

          (c) Promptly after receipt by an indemnified party under subparagraphs 10(a) or (b) of notice of the commencement of any action or other proceeding (including governmental investigations) in respect of which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subparagraphs, promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party, and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume and control the defense thereof with counsel chosen by it and after notice from the indemnifying party to such indemnified party of its election so to assume and control such defense with counsel chosen by it, it shall bear all expenses of such defense. Any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

          (i)   the indemnifying party has agreed to pay such fees and expenses;
     or

          (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding; or

          (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party).

     The indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party.

          11.  Contribution.  In  order  to  provide  for  contribution  in
               ------------
circumstances in which the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason held to be unavailable to any party entitled to such indemnification, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Placement Agent may be subject, in such proportions so that the Placement Agent is responsible for that portion in each case represented by the percentage that the respective placement fee appearing in Section 4(c) of this Agreement bears to the offering price of the Shares, and the Company is responsible for the remaining portion; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purpose of this Section 11, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company and each director of the Company shall have the same right to contribution as the Company, subject in each case to the prior sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which claim for contribution may be sought, promptly notify the other party or parties in writing of the commencement thereof, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 11. No party shall be liable for contribution with respect to any action or claim settled without its consent.

          12.  Representations  and  Agreements  to  Survive  Delivery.  All
               -------------------------------------------------------
representations, warranties or agreements of the Company or of the Placement Agent herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person, the Company, or any of its officers, directors or controlling persons, and shall survive delivery of the Shares.

          13.  Termination.  Each  of  the  Company's  and the Placement Agent's
               -----------
obligation to proceed hereunder is conditioned upon its continuing judgment that market conditions in general, and as they relate to the Company's securities in particular, are such as to continue to make appropriate the offering and sale of the Shares in the manner provided for herein. Notwithstanding the foregoing, this Agreement shall terminate if the sale of all of the Shares is not completed on or before April 30, 2002, unless extended by the Company and the Placement Agent. Upon any termination of this Agreement whether by the Company or the Placement Agent, the obligations of the parties set forth in Sections 6(c), 10 and 11 shall survive termination of this Agreement.

          14.  Notices.  All  notices  or  communications  hereunder,  except as
               -------
herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, NY 10022, Attention: Kim Wieland, with a copy to Heller Ehrman White & McAuliffe LLP, 120 West 45th Street, New York, NY 10036, Attn: Guy Molinari, or, if sent to the Company, at 2225 Sheppard Avenue East, Suite 1700, Toronto, Canada, Attn: Nagy Moustafa, with a copy to Lang Michener, BCE Place, P.O. Box 747, Suite 2500, 181 Bay
Street,  Toronto,  Ontario  Attn:  Philippe  Tardiff.

          15.  Benefits  of  the  Agreement.  This  Agreement shall inure to the
               ----------------------------
benefit of and be binding upon the Company and the Placement Agent and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the consent of the other party.

          16.  Applicable  Law.  This  Agreement shall be governed by, construed
               ---------------
and  enforced  in  accordance  with  the  laws  of  the  State  of  New  York.

          17.  Counterparts.  This  Agreement  may  be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          18.  Engagement  Letter.  This  Placement Agency Agreement is separate
               -------------------
from, and supplemental to, that certain Engagement Letter between the Company and the Placement Agent dated as of November 14, 2001.

                                Very truly yours,

                                DIVERSINET  CORP.



                                By:   /s/ Nagy  Moustafa
                                   ---------------------------
                                   Name:  Nagy Moustafa
                                   Title: CEO



ALLEN & COMPANY INCORPORATED



By:   /s/  Kim Wieland
  -----------------------------------------
      Name:  Kim Wieland
      Title: Managing Director & CFO